OFFICE LEASE
                   Maintree Commons, Vineland, New Jersey

     This Lease is made on May 10, 1999, by MAINTREE OFFICE CENTER, L.L.C., a New Jersey limited liability company, ("Landlord"), whose address is c/o David Lerman, 1138 E. Chestnut Avenue, Building 2, Suite B, Vineland, New Jersey 08360 and DCA OF VINELAND, L.L.C. a New Jersey limited liability company ("Tenant"), whose address is 1450 E. Chestnut Avenue, Building Two,
Suite     , Vineland, NJ 08361.
      ----

     1.1  Premises.  The leased premises (the "Premises") consist of
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approximately 6,000 +/- square feet of space (Building Two , Suite     ) in
                                                                   ----
Maintree Commons (the "Complex"), located at 1450 E. Chestnut Avenue, Vineland, NJ. See Exhibit A attached. The Premises are measured from the exterior surface of outside walls, and from the midline of interior walls separating the Premises from adjoining space. The space size (and corresponding rent) shall be determined and adjusted in connection with final plan approval pursuant to Exhibit B attached.

     2.1  Term.  The initial term of this Lease is five (5) year(s). Tenant's
          ----
renewal options are as described in Paragraph 18.16 below.

     2.2  Commencement Date.  The lease term (and Tenant's obligation to pay
          -----------------
rent) will begin on that date which  is the earlier of: (i) one hundred twenty
(120) days after Landlord delivers the Premises to Tenant with Landlord's Work described in Exhibit B substantially complete ( the "Delivery Date"); or (ii) the date on which Tenant opens for business from the Premises. If, however, Landlord is delayed in the delivery of the Premises because of Tenant's acts or failure to act, the lease term and Tenant's obligation to pay rent shall begin two hundred ten (210) days after this Lease is signed. Regardless of the aforementioned, lease payment will not begin sooner than two hundred ten
(210) days from Lease signing or, when Tenant opens for business, whichever comes first.

     2.3  Delivery Date. The Delivery Date is estimated to occur within one
          -------------
hundred twenty (120) days after the later to occur of: (i) the date on which this lease is fully signed; or (ii) the date on which the City of Vineland has issued a building permit (the "Estimated Delivery Date"). Landlord has the right to extend the Delivery Date for a period of up to ninety (90) days beyond the Estimated Delivery Date (the "Extended Delivery Date"). If Landlord does not deliver the Premises to Tenant by the Extended Delivery Date, Tenant has the right to notify Landlord in writing that this lease shall be terminated if the Premises are not delivered to Tenant within thirty (30) days after Tenant's notice. If such a termination occurs, Landlord shall return any deposits or advance rental payments to Tenant, and the parties shall be relieved of any further obligations to one another under this Lease. Tenant's sole remedy and right in the case of Landlord's failure to deliver the Premises is for Tenant to terminate the Lease.

     Tenant shall not have the right to terminate this Lease if Landlord's inability to deliver the Premises on time is due to delays attributable to Tenant (for example, delays by Tenant in getting necessary permits or approvals, or in submitting and getting Landlord's approval of Tenant's plans).

     3.1  Minimum Annual Rent.  Tenant will pay, as minimum annual rent
          -------------------
("Minimum Rent"), the sum of Sixty Nine Thousand Six Hundred and no/100 Dollars ($69,600), payable in monthly installments of Five Thousand Eight Hundred and no/100 Dollars ($5,800) each. These amounts are subject to adjustment once the actual square footage of the Premises is determined in connection with final plan approval. The Minimum Rent during the initial lease term is based upon $11.60 per square foot.

     3.2  Initial Payments.  The first month's rent is to be paid when this
          ----------------
Lease is signed. All rent payments must be actually received by Landlord (or Landlord's property manager, if applicable) on or before the first day of each month. A late charge of up to five percent (5%) of the delinquent payment may be assessed, at Landlord's option, if any, payment is not made prior to the fifth (5th) day after that payment is first due. This late charge is not a finance charge, but is intended to offset the additional administrative burdens and costs incurred by Landlord in dealing with late payments.

     3.3   Minimum Rental Adjustment  The Minimum Rent payment assumes that
           -------------------------
real estate taxes (and/or "payments in lieu of real estate taxes" or other similar changes), insurance, and operating expenses (all of the preceding items being referred to collectively as the "Operating Expenses") applicable to the Complex do not exceed the base operating amounts (the "Base Operating Amounts") next described:

                         RE Taxes (and/or other             Insurance & Other
Calendar Year               similar charges)                Operating Expenses
-------------            ----------------------             ------------------
    1999                       $0.20 PSF                         $1.30 PSF
    2000                       $0.40 PSF                         $1.30 PSF
    2001                       $0.60 PSF                         $1.30 PSF
    2002                       $0.80 PSF                         $1.30 PSF
    2003                       $1.00 PSF                         $1.30 PSF

In any year when they do, Landlord may charge Tenant, as additional rent, Tenant's prorata share of the additional Operating Expenses. Tenant's payment of the additional amount shall be due within thirty (30) days after Landlord bills Tenant. For any year in which Landlord anticipates that Operating Expenses will exceed the Base Operating Amounts, Landlord may increase the monthly Minimum Rent payment to cover the anticipated additional expenses, and that increased amount will be paid monthly by Tenant. Within ninety (90) days after the end of each such year, Landlord will provide Tenant a reconciliation statement for that year detailing Operating Expenses in excess of the Base Operating Amounts. Within thirty (30) days after that reconcili-ation statement is issued, Tenant will pay Landlord any additional sums due from Tenant, or Landlord will credit Tenant any unused amounts.

     3.4  Security Deposit. Tenant has paid Landlord a non-interest bearing
          ----------------
security deposit of   N/A   Dollars ($  N/A  ), to secure Tenant's performance
of all its obligations under this Lease. Landlord may apply these funds to the extent required for the payment of rent or other sums due from Tenant, or for the payment of any amount which Landlord may be required to expend or for any cost or loss which Landlord might incur because of Tenant's default. If Tenant complies with all of the terms of this Lease, the security deposit not applied pursuant to this paragraph shall be returned to Tenant within thirty
(30) days after the termination of this Lease. If any portion of the deposit is so used or applied, Tenant shall, within ten (10) days after demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. If Landlord transfers its interest in the Premises during the term of this lease, and if Landlord delivers to the new owner the security deposit, Tenant shall look only to the new owner for the return of its security deposit. The security deposit may not be used to pay the last months' rent.

     4.1  Initial Improvements; Landlord's Work; Tenant's Work.  Landlord is
          ----------------------------------------------------
delivering the Premises in the condition described in Exhibit B attached. No other representations have been made to Tenant regarding the condition of the Premises, and no promises to alter, repair, improve or decorate the Premises have been made to Tenant unless they are specifically described in this Lease. If a list of Landlord's Work and Tenant's Work is included on Exhibit B, each of the parties shall perform and pay for the work designated as its work.

     5.1  Possession and Use.  The Premises shall be delivered to Tenant free
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and clear of all prior tenancies.  The Premises shall be used and occupied by
Tenant solely for the following type of Use [described]:
     Medical outpatient clinic, dialysis facility and related storage and
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support offices.
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Tenant is responsible to confirm with the applicable governmental authorities that such Use is permitted at the Premises. Tenant understands that certain uses which otherwise might fall under the general category of "office use" might not be uses which Landlord would want to include at the Complex. Tenant also understands that Landlord is willing to permit the Use of the Premises by this Tenant and for the limited and specific Use described above only. Accordingly, Tenant shall not use, or permit the Premises to be used, for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord, which may be granted or withheld by Landlord in Landlord's sole, absolute discretion. Tenant will not use (or permit the use of) the Premises for any purpose which would increase the cost of insurance of the Premises, Building or Complex, or which would result in a cancellation of or any exclusion to coverage under such insurance. Tenant also will not use (or permit the use of) the Premises for any illegal purpose, and will not cause or permit any nuisance or waste. Landlord has the right, from time to time, to make reasonable rules and regulations regarding the Complex and the Premises, and Tenant agrees to comply with those rules and regulations, provided such does not materially interfere with the permitted Use. Addition-ally, Tenant shall comply with the requirements of any governmental authority which shall impose any duty regarding the Premises and/or its condition, use or occupancy.

     5.2  Quiet Enjoyment.  Tenant, upon paying the rent and performing the
          ---------------
covenants in the Lease, shall and may peaceably and quietly have and enjoy the Premises and the Common Areas in accordance with the terms and conditions of this Lease.

     5.3  Janitorial; Trash.
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     A.  Tenant is responsible to arrange and pay for cleaning and janitorial work at the Premises.
     B. Tenant also shall be responsible to arrange and pay for the disposal of all of its trash and waste. All medical or other regulated waste shall be maintained and disposed of in accordance with all applicable laws. Paper and other trash and waste shall be placed in a dumpster to be maintained by Tenant in a specially designated area to be agreed upon by Tenant and Landlord as part of the final plan approval process described in Exhibit B. In this connection:
         (1) Tenant has indicated to Landlord that it would like to maintain an eight (8) cubic yard dumpster in the vicinity of the "garage option" portion of the Premises. Tenant understands that Tenant's building plans will need to reflect a concrete curb and pad and trash enclosure to be built and maintained by Tenant at Tenant's expense. The location, size, design, materials, and other aspects of the trash pad and enclosure, as well as the dumpster, are subject to Landlord's approval. The trash enclosure shall conform as closely as possible to the currently existing trash enclosures built by Landlord at other locations in the Complex.
         (2) Ordinarily, Landlord would be handling trash container management. Because Tenant will be handling its own trash management, Tenant agrees to comply with the reasonable requirements of Landlord regarding housekeeping, frequency of removal, and such other matters as Landlord may require pertaining to trash management, failing which Landlord may take action on Tenant's behalf and at Tenant's expense. Additionally, Tenant shall use the same trash contractor as is being used by Landlord at the Complex (as the same may change from time to time).

         (3) Tenant will receive from Landlord semi-annually a statement and a credit for the portion of Tenant's prorata share of trash removal expenses that otherwise would have been included as part of the Minimum Rent.

     6.1  Utilities.  Tenant is responsible for all charges (use, connection
          ---------
or otherwise) for water, sewer, gas, electricity, telephone service, cable and any and all other utilities or services at or to the Premises. See Exhibit B (Landlord's and Tenant's Work) for description of utility facilities. Tenant will pay its own costs directly, if a utility service is separately metered, or will pay Landlord, as additional rent, within ten (10) days after Landlord's issuance of a bill, for Tenant's share of any utility service that is not separately metered.

     7.1  Indemnity.  (a) Tenant shall indemnify, defend and hold harmless
          ---------
Landlord against all claims, costs, expenses (including but not limited to attorneys' fees, court costs, and litigation expenses), losses, damages, obli-gations and liabilities ("Claims") arising solely out of the acts or negligence of Tenant, its employees, agents, patients and/or other invitees for the death or any injury, loss or damage caused to any person or property that occurs in or about the Premises (except to the extent such Claims arise solely from the negligence or intentional misconduct of Landlord, its employees, or agents); (b) Landlord shall indemnify, defend and hold harmless Tenant from all Claims arising solely out of the acts of Landlord or its employees or agents, for death or any injury, loss or damage caused to any person or property that occurs in any part of the Complex or in or about the Premises (except to the extent such Claims arise from the negligence or intentional misconduct of Tenant and/or its employees, agents, patients or other invitees).

     7.2  Tenant's Insurance. Before taking possession of the Premises, Tenant
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will provide Landlord proof that Tenant has obtained (and throughout the lease term, Tenant will maintain) the following types of insurance in form, content and reasonably satisfactory to Landlord:

     A. Public Liability and Property Damage.  Comprehensive public liability
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insurance with coverage including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverages, contractual liability and products and completed operations liability, in limits of not less than One Million Dollars ($1,000,000.00) inclusive.

     B. Property. Insurance covering all Tenant's improvements and all
        --------
personal property at the Premises, in an amount not less than their full replacement value, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler leakage (if the Premises are sprinklered), vandalism and malicious mischief. All property at the Premises shall be there at Tenant's sole risk.

     C. Policy Forms. All policies shall name Landlord as an additional named
        ------------
insured. Executed copies of these policies shall be delivered to Landlord prior to delivery of possession of the Premises to Tenant and thereafter within thirty (30) days before the expiration of the term of each policy. Tenant's property insurance shall waive subrogation by Tenant and its insurer. All policies of insurance may not be canceled or amended except upon thirty (30) days prior written notice from the insurance company to Landlord.

     7.3  Landlord's Insurance.  At all times during the term of this Lease,
          --------------------
Landlord shall maintain in effect a policy of insurance covering the building of which the Premises are a part (but not Tenant's trade fixtures, merchan-dise, inventory, equipment, furniture, personal property, or other items used in Tenant's business) in an amount at least equal to eighty percent (80%) of the agreed value replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease, providing protection against any peril generally included within the classification "Fire and Extended Coverage." Landlord also shall obtain comprehensive public liability insurance pertaining to the Common Areas in the amount of One Million dollars ($1,000,000).

     7.4  Waiver of Subrogation.  With respect to claims covered by the
          ---------------------
insurance which Tenant and Landlord are obligated by this Lease to maintain, Landlord and Tenant waive the right each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to other portions of the Complex, arising from any risk insured against by Landlord or Tenant. The parties, each on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. The release and waiver of subrogation rights provided herein shall apply only if and to the extent that insurance proceeds are in fact paid to or for the account of the party giving the release.

     8.1  Common Areas.  This Lease includes the non-exclusive right to Tenant,
          ------------
its employees, and its guests, to use the common areas (e.g., driveways, sidewalks, parking areas) provided for the general use of all tenants at the Complex (the "Common Areas" ) as they exist from time to time. Landlord, in Landlord's discretion, has the right to enlarge, reduce, modify and otherwise make changes to the Common Areas, and to establish rules and regulations regarding the use of the Common Areas. Any changes to the Common Areas, and any rules and regulations regarding the use of the Common Areas, may not preclude access to the Premises or substantially deprive Tenant of the use and enjoyment of the Premises.

     Landlord shall provide snow and ice management to the Common Areas (including the sidewalks adjacent to Premises) and shall maintain lighting in the Common Areas.

     9.1  Signs.  Tenant shall have the right to add its name to the building
          -----
directory indicating the occupants of the Building in which the Premises are located. Tenant also may install its premises identification near Tenant's entrance. All signs must have Landlord's prior written approval (which approval shall not be unreasonably withheld), and must conform to Landlord's sign criteria.

     10.1  Alterations and Additions by Landlord.  Landlord has the right at
           -------------------------------------
any time to make expansions, additions, or alterations to all or any part of the Complex.

     10.2  Alterations and Additions by Tenant.  No modifications, additions,
           -----------------------------------
or improvements to the Premises may be made without Landlord's prior written consent (including but not limited to the work, contractors, and materials), Landlord's consent not to be unreasonably withheld. Additionally, all such work shall be at Tenant's expense, shall not impair the safety or appearance of the Premises or the Building, and shall be made according to all appli-cable laws and regulations.

     11.1  Repairs and Maintenance.
           -----------------------
     A.  Landlord -- Except as otherwise provided in this Lease, Landlord
         --------
            is responsible to repair and maintain the roof, exterior (excluding glass doors and windows) and structural components of the Building of which the Premises are a part.

     B.  Tenant -- Except as otherwise provided in this Lease, Tenant is
         ------
            responsible to repair and maintain:
            (1) the interior, non-structural portion of the Premises (including but not limited to wall surfaces and/or coverings, floor coverings, window treatments, equipment, fixtures, light bulbs, and other consumables);
            (2) HVAC (heating, ventilating, and air-conditioning) system, plumbing system, and electrical system pertaining to the Premises; and
            (3) everything pertaining to the Premises other than the items specifically described in Paragraph 11.1.A. above as Landlord's responsibility.

     C. Tenant will not damage or injure the Premises, the Building, or the Complex, and will pay the cost of repairing any damage or injury to the Premises, Building, or the Complex by Tenant, its employees, agents, contrac-tors or invitees. Additionally, notwithstanding Paragraph A. above, if any repair or maintenance work for which Landlord otherwise would be responsible is made necessary because of the actions or omissions of Tenant, its employees, agents, contractors, or invitees, Tenant shall pay for such work upon Landlord's request for payment.

     D. At the end of the Lease term, Tenant shall return the Premises in good condition and repair, subject only to normal wear and tear. At the end of the Lease, Landlord shall have the option: (1) to keep any improvements or additions made by Tenant, without any obligation to compensate Tenant; and/or (2) to require that Tenant, at Tenant's expense, remove any "unusual" additions or improvements made by Tenant, and repair any related or resulting damages. For the purpose of this provision, "unusual additions or improve-ments" means improvements not typically found in a business office or typical medical office space. It does not mean or include sheetrock partition walls, plumbing or sinks.

     E. The term "repair and maintain" shall include replacement when required to restore the Premises or any component to good working order or condition.

     11.2  Landlord's Entry Upon the Premises.  Landlord may enter the
           ----------------------------------
Premises at reasonable times during normal business hours for the purpose of inspection, showing the Premises to prospective purchasers, tenants, investors, lenders, or others, making repairs, and performing any work necessary to comply with any laws, rules or regulations of any public authority, fire rating bureau or Landlord's insurer or that Landlord may deem necessary or appropriate. Landlord also may enter the Premises at reasonable times to inspect, effect repairs, maintain or remodel adjacent premises. Any such entry shall be done with a minimum of two day prior notice with the exception of emergencies and so as to cause minimum inconvenience to Tenant, and Landlord shall cause any damage to the Premises as a result of such entry, repairs, maintenance or remodeling to be repaired promptly without cost to Tenant.

     12.1  Assignment, Sublet, or Other Transfer.
           -------------------------------------
     A. Except as otherwise provided in Paragraph 12.1.B below, Tenant shall not assign, sublet, or otherwise transfer the Lease or the Premises in whole or in part without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. In considering Tenant's request for consent to assignment, sublease, etc., Landlord may take into account, among other things, the following:
     (1) the financial strength and creditworthiness of the proposed trans-feree;
     (2) the business experience of the proposed transferee;
     (3) the prior history and/or reputation of the proposed transferee, its owners, officers, directors and shareholders;
     (4) the use which the proposed transferee intends to make to make of the Premises;
     (5) such other legitimate business considerations that Landlord reasonably deems appropriate.

Any attempted transfer, assignment or subletting without Landlord's written prior consent shall be void and confer no rights upon any third party.

     B. So long as no change in scope, manner, or style of operation of the Premises is involved, Tenant, without first having to obtain Landlord's consent, may assign or sublet the Premises to (i) Tenant's medical director and similar physician; (ii) any corporation or company which controls, is and remains controlled by, or is and remains under common control with Tenant, or to any corporation or company resulting from the merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant.

     C. After any assignment, sublease, or other transfer permitted by Landlord, Tenant nevertheless shall remain liable for all of its obligations under this Lease.

     13.1  Damage or Destruction; Condemnation.  If the Premises or the
           -----------------------------------
Building are damaged or destroyed, or are the subject of condemnation, and:

     A. if the Premises are so affected that they are rendered materially unsuitable for Tenant's Use and cannot be repaired or restored within one hundred eighty (180) days, Tenant shall have the right to terminate this Lease;

     B. if the Premises and/or Building are not affected as described in A. above, and Landlord elects to repair or restore, then and until Landlord's repair/restoration work is substantially completed, Tenant's rent shall abate in the same ratio that the square footage of the Premises rendered unusable bears to the total square footage of the Premises;

     C. if Landlord determines that it is infeasible, impractical, or undesirable for Landlord to repair or restore, Landlord shall have the right to terminate the Lease, in which case Tenant's obligations shall cease to accrue under the Lease as of the date of the damage, destruction, or condemnation taking.

     D. All condemnation awards (other than that portion, if any, which may be specifically awarded to Tenant for the loss of Tenant's improvements, personal property, or relocation expenses) shall belong exclusively to Landlord.

     14.1  Tenant's Default.  If Tenant defaults in the performance of any of
           ----------------
Tenant's obligations under the Lease, and Tenant's default is not cured within the following notice and cure period: (a) failure to pay any sum due - ten (10) days after written notice is sent by Landlord; (b) failure to perform any other obligation - thirty (30) days after written notice is sent by Landlord, Landlord shall have the right and option, in Landlord's sole discretion, and without having to give further notice of any kind, to pursue any one or more of the following remedies (as well as any other remedies available to Landlord at law or equity):

     A. Declare immediately due all accrued amounts as well as the entire amount of all rent and other charges remaining to be paid for the balance of the lease term, and sue to recover such amounts and to recover possession of the Premises (together with such expenses as Landlord may incur in recovering possession of the Premises, including but not limited to court costs, litigation expenses, and attorneys' fees);

     B. Enter upon and take possession of the Premises without terminating this Lease, and without relieving Tenant of its obligation to pay the rent and other payments required of Tenant under this Lease, and at Tenant's expense: expel or remove Tenant and any other person who may be occupying the Premises or any part thereof and any personal property or trade fixtures located therein, and change or alter the locks and other security devices, and relet the Premises in the name of Landlord or Tenant, at any rental and for any term readily obtainable, and receive the rent therefor. In such event, Tenant shall pay to Landlord on demand the expenses of such reletting (include but not limited to all real estate commissions and all expenses involved in readying the Premises for occupancy by the next tenant), and any deficiency which may arise by reason of such reletting for the remainder of the term of this Lease;

     C. Declare this Lease and Tenant's right of occupancy terminated, in which case Tenant shall peaceably surrender the Premises to Landlord;

     D. Take action, on Tenant's behalf and at Tenant's expense, to perform any obligation owing by Tenant under this Lease which Tenant has failed to perform;

     E. Landlord's rights and remedies shall be not mutually exclusive, and Landlord may pursue one or more of its remedies simultaneously, in series, and/or otherwise.

Landlord also shall have the right to pursue its default remedies if any of the following occurs: (1) Tenant abandons or vacates the Premises for more than ten (10) days; or (2) a receiver is appointed over Tenant's assets, Tenant makes an assignment for the benefit of creditors, or Tenant takes or suffers any action under any Bankruptcy Act.

Under no circumstances shall Landlord be deemed to have terminated this Lease unless Landlord shall have given Tenant express written notice to that effect.

     14.2  Landlord's Default.  If Landlord fails to perform any of its
           ------------------
obligations under this Lease, Tenant (after first giving thirty (30) days notice and opportunity to cure to (a) Landlord; and (b) if applicable, Landlord's mortgagee(s) of whom Tenant has been given written notice) may cure on Landlord's behalf and at Landlord's expense, and then offset the reasonable costs of such cure against Tenant's next rent installment(s). If Landlord's failure to perform involves an emergency repair, Tenant may take action after first giving Landlord 24 hours notice and opportunity to respond. Notwithstanding the right given above to Landlord's mortgagee(s) to receive notice and opportunity to cure, such mortgagee(s) shall have the option but not the obligation of curing on Landlord's behalf.

     15.1  Surrender of Premises; Holding Over.  If Tenant remains in
           -----------------------------------
possession of the Premises after the expiration of this Lease without Landlord's express written consent, Tenant shall indemnify and hold harmless Landlord from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to court costs, litigation expenses, and attorneys' fees) (collectively, "Losses") arising out of or pertaining to the delay by Tenant in so surrendering the Premises; including, any Losses pertaining to proposed successor tenants whose lease negotiation, lease execution, and/or occupancy is delayed, interfered with or prevented by Tenant's holdover. Tenant's holding over shall be deemed to have created a tenancy at will (terminable by Landlord at any time), and so long as Tenant continues to occupy the Premises, Tenant shall be liable for the performance of all of its obligations under this Lease, as well as a per diem rent based on two (2) times the rate of the Minimum Rent and additional rent that had been payable during the last month of the lease term.

     16.1  Subordination.  Tenant accepts this Lease subject and subordinate
           -------------
to any present or future mortgage, deed of trust or other lien at the Premises, Building or Complex and to any renewals, refinancing, extensions, modifications and replacements thereof. This subordination shall be self-operative and no further instrument of subordination shall be required. In confirmation of this subordination, Tenant shall execute and promptly deliver any certificate that Landlord or any mortgagee may require.

     16.2  Attornment.  In the event of a sale, transfer or assignment of
           ----------
Landlord's interest in the Complex or any part thereof, including the Premises, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage made by Landlord covering the Complex or any part thereof, including the Premises, Tenant shall attorn to and to recognize such transferee, purchaser, or mortgagee as Landlord under this Lease, provided, however, that such transferee, purchaser, or mortgagee recognizes Tenant's rights under this Lease.

     17.1  Tenant's Estoppel Letter.  Within seven (7) days of Landlord's
           ------------------------
request, Tenant shall provide a true copy of Tenant's lease (and any modifi-cations thereto), and a statement ("Tenant's Estoppel Letter") certifying:
(a) the lease term commencement and expiration dates; (b) that the Lease is in full force and effect according to its original terms (or as modified, stating the date and nature of such modification); (c) the date to which the rental and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; (e) the amount of any prepaid rents, charges, or security deposits claimed by Tenant; (f) whether or not any "free rent" or other rent concessions have been granted to Tenant; and (g) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Complex or any interest therein. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant,
(a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that there are no uncured defaults in Landlord's performance; (c) that not more than one (1) month's rental has been paid in advance; and (d) no free rent or other rent concessions have been granted to Tenant. Nothing in this Section 17.1 shall require Tenant to sign any statement or certificate which is not accurate.

     18.1  Attorney's Fees.  In the event of legal action between Landlord
           ---------------
and Tenant, the prevailing party in such action shall be entitled to be reimbursed by the other party in the amount of all reasonable attorney's fees, litigation related expenses, and other costs incurred by the prevailing party.

     18.2  Limitations on Landlord's Obligations.  If Landlord sells or
           -------------------------------------
transfers the Premises, Building and/or Complex, Landlord shall be released from all liability and obligations under this Lease from and after the date of such sale or transfer. Thereafter, Tenant shall look solely to the successor owner. Additionally, all claims of Tenant, if any, against any Landlord shall be limited to such Landlord's interest in the Complex.

     18.3  Notices.  Any notice under this Lease shall be in writing and shall
           -------
be deemed given if delivered personally, by Federal Express or other receipted courier service, or mailed by registered or certified mail, addressed to Landlord or Tenant, at the addresses indicated above, or to such other address as either party shall give to the other from time to time on five (5) days notice.

     18.4  Entire Agreement.  This Lease, including the exhibits, riders
           ----------------
and/or addenda, if any are attached , sets forth the entire agreement between the parties. All prior conversation or writings between the parties or their representatives are merged herein and are extinguished. This Lease shall not be modified except by a signed written instrument.

     18.5  Provisions Binding.  Except as otherwise expressly provided in
           ------------------
this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and (to the extent permitted) assigns.

     18.6  Governing Law; Trial by Jury.  The laws of the State of New
           ----------------------------
Jersey shall govern this Lease. If either party institutes legal action pertaining to this Lease, the venue of the suit shall be in Cumberland County, New Jersey. The parties also expressly waive any right which they otherwise may have to have any disputes between them resolved by means of trial by jury.

     18.7  Brokerage Commissions.  Except for the involvement of ERA Pearce-
           ---------------------
Jannarone ("EP-J"), who is Tenant's broker, and/or N/A , who is Landlord's broker, no brokers, real estate agents, or other similar persons were involved in this transaction. The sole compensation to be paid to any brokers by Landlord shall be in accordance with separate written commission agreement(s) entered into between Landlord and such broker(s). Landlord and EP-J have entered such a written agreement, and Tenant has no liability to EP-J under that agreement. Accordingly, each of Tenant and Landlord shall indemnify, defend, and hold the other harmless of and from all claims, liabilities, obligations, costs and expenses (including but not limited to court costs, attorneys fees, or litigation expenses) pertaining to broker's commissions or other similar fee claims arising out of or relating to the actions or omissions of the indemnifying party and not otherwise described herein.

     18.8  Authorship.  Neither party to this Lease shall be benefited or
           ----------
burdened by any rule of document interpretation that otherwise would interpret a document against the interests of the author.

     18.9  Interest on Past Due Sums.  In addition to all other rights or
           -------------------------
remedies available to Landlord under this Lease, Landlord, at Landlord's sole option, may require Tenant to pay interest on past due obligations at a rate equal to the lesser of (i) fifteen percent (15%) per annum; or (ii) the maximum rate of interest permitted to be charged to Tenant under state or federal law (whichever allows the higher rate of interest).

     18.10  [Intentionally Deleted]

     18.11  Removal of Personal Property.  At the expiration or termination
            ----------------------------
of the Lease, at the request of Landlord, Tenant shall remove all of its fixtures, furniture, equipment and other personal property from the Premises. If Tenant does not do so within ten (10) days of Landlord's request, Landlord may dispose of such property in any manner Landlord chooses, without any liability or obligation to Tenant. Among other things, Landlord may treat such property as abandoned by Tenant. Any costs or expenses incurred by Landlord in dealing with or disposing of such property shall be reimbursed to Landlord by Tenant upon demand.

     18.12  Mechanic's Liens.  Tenant will not cause or permit any mechanic's
            ----------------
or materialmen's liens to be filed against the Premises, Building or Complex. If that occurs, Tenant shall cause the same to be removed immediately upon Landlord's demand.

     18.13  Waiver by Landlord.  No failure by Landlord to take action upon
            ------------------
learning of Tenant's default under this Lease shall constitute a waiver by Landlord. Landlord's waiver can only be granted in writing. Written waiver by Landlord of a particular default shall apply to that particular occurrence only, and not to any future such default or occurrence. Acceptance by Landlord of any partial payment from Tenant will not waive Landlord's right to pursue Tenant for any remaining balance. No endorsement or statement on any check or letter which acknowledges a check or payment as rent shall be deemed an accord and satisfaction.

     18.14 Condominium Rider. This Lease is subject to the Condominium Rider attached as Exhibit C. Notwithstanding anything in Exhibit C to the contrary, Exhibit C shall not be binding upon Tenant to the extent that it modifies or otherwise limits the permitted Use of the Premises as described in Paragraph 5.1 above, the terms of this Lease, and/or the Minimum Rent. It is further understood that if the Premises are made part of a condominium regime, Tenant shall not be responsible for any operating expenses in excess of those that otherwise would have been chargeable to Tenant under this Lease had the Complex not been made part of a condominium regime.

     18.15  Window Coverings.  Window coverings shall be provided at the
            ----------------
Tenant's expense. All windows at the first floor level shall be covered with horizontal members and shall be white to the exterior.

     18.16  Renewal Option.
            --------------

     A. Tenant has two (2) renewal options for renewal terms of five (5) years each. To exercise its renewal options, Tenant must give Landlord written notice one hundred eighty (180) days before the expiration of the then current lease term that Tenant intends to renew.

     B. The renewal terms(s) shall be on the same terms and conditions as are described in the Lease, except as to Minimum Rent and Minimum Rental Adjustment. During the first renewal term, the Minimum Rent shall be the greater of (1) $13.25 per square foot or (2) the Minimum Rent applicable in year 5, multiplied by a fraction whose numerator is the CPI applicable in month 60 of the initial lease term, and whose denominator is the CPI applicable in Month 1 of the initial lease term. During the second renewal term, the Minimum Rent shall be the greater of (1) $15.15 per square foot or
(2) the Minimum Rent applicable in year 10, multiplied by a fraction whose numerator is the CPI applicable in month 120 and whose dominator is the CPI applicable in month 61. If Tenant notifies Landlord that Tenant intends to exercise a renewal option, Landlord shall provide Tenant, within thirty (30) days thereafter, with the Minimum Rental Adjustment schedule to be appli-cable during that renewal period. Tenant then shall have seven (7) days within which to notify Landlord in writing that (i) Tenant accepts that Minimum Rental Adjustment schedule; or (ii) Tenant withdraws and terminates its notice of intent to renew.

     C. The term CPI means the Consumer Price Index--All Urban Consumers (Philadelphia Region), or the successor of that index. If the CPI is no longer available as a rent adjustment reference, the parties shall use such other index or reference point as may then be in common use in determining suburban office rent adjustments as reasonably may be selected by Landlord.

     D. Landlord shall have no obligation to honor Tenant's exercise of renewal option if:

         (1) Tenant is in default;
         (2) Tenant shall have been in default (whether or not that default
         was waived by Landlord or was cured    by Tenant after notice of
         default) more that three (3) times during the prior lease term; or
         (3) Landlord determines that Tenant (or the use of the Premises by Tenant) is creating problems which make the Tenant no longer desirable to Landlord as a Tenant at the Complex.

     18.17  Guarantee.  Tenant and the Guarantor identified in the Guarantee
            ---------
attached as Exhibit D shall be jointly and severally liable for all of the obligations of Tenant under this lease.

     18.18  Cooperation with Landlord's Lender(s).  Landlord to this date has
            -------------------------------------
financed the project from Landlord's own resources, but Landlord contemplates obtaining mortgage financing in the future. In this connection, Tenant agrees to cooperate with Landlord's mortgage lender(s) to the extent that any additional language is requested by them to be added to the Lease (provided, however, that such language shall not limit Tenant's permitted Use of the Premises, change the term of the lease, change the amount of rent payments and other charges to be made by Tenant under the lease, or otherwise create any material additional limitations or burdens upon Tenant. Tenant agrees to execute a Subordination, Attornment, and Non-Disturbance Agreement and/or such other instruments as are customary and reasonable in such circumstances.


                                       LANDLORD:

                                       MAINTREE OFFICE CENTER, L.L.C.

                                          /s/ David Lerman

                                       By:--------------------------------
                                       Name: DAVID LERMAN
                                       Title: Lerman Partners, L.P., Member

                                       TENANT:

                                       DCA OF VINELAND, L.L.C

                                          /s/ Bart Pelstring    5/10/99

                                       By:--------------------------------
                                       Name: BART PELSTRING
                                       Title: President


Index to Exhibits
-----------------
Exhibit A - Premises Location
Exhibit B - Landlord's and Tenant's Work
Exhibit C - Condominium Rider
Exhibit D - Guarantee